UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2006

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2006, the Compensation Committee of the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) elected to extend the term of the Company’s Employment Agreement, dated April 1, 2005, with Thomas Kennedy, the Company’s Division President of PacSun (the “Employment Agreement”), for an additional one-year period pursuant to the terms of the Employment Agreement. The Employment Agreement with Mr. Kennedy was originally scheduled to expire on March 31, 2007 and, after giving effect to the extension of the term of the agreement, is now scheduled to expire on March 31, 2008 subject to additional one-year renewals in accordance with the provisions of the Employment Agreement. The Employment Agreement was filed by the Company as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2004 and is incorporated herein by this reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2006	Pacific Sunwear of California, Inc.
/s/ Gerald M. Chaney
Gerald M. Chaney
Senior Vice President and Chief Financial Officer